CONSULTING AGREEMENT- IIL

This Consulting Agreement is by and between Indigo-Energy, Inc., (IEI), a Nevada Corporation located at 701 N. Green Valley Pkwy, Suite 200, Henderson, NV 89074, and Infinity Investments, LLC, 589 McKendimen Rd, Medford, NJ 08055, (IIL), a, corporation collectively referred to as “The Parties”.

WHEREAS, IEI is a developer of energy related properties, and

WHEREAS, IIL has experience in corporate governance, financial reporting relating to public corporations and network relationships for business development opportunities;

NOW, THEREFORE, in consideration of the mutual covenants provided herein, the Parties agree as follows:

Services.

IIL will perform ongoing duties under the direction of IEI’s President and Board of Directors under the following parameters:

1.	Raising short term funding dollars to help meet immediate expenses

2.	Developing a 6-month financial strategy to ensure IEI’s solvency during that time period and beyond

3.	Acting as a liaison with key shareholders and investors to improve communications with this group

4.	Assisting with larger development deals tied to our “bundled” projects with IEI’s management and staff.

Compensation.  IEI shall compensate IIL for these services as follows:

1-	Reimbursement for all approved business-related expenses, and

2-
IIL shall receive restricted common stock in IEI within 30 days of date of signing this Agreement in an amount of ten million (10,000,000) shares.  Said shares are to be issued pursuant to SEC rule 144 and carry the appropriate legend in the name of Infinity Investments, LLC, 589 McKendimen Rd., Medford, NJ 08055.

Independent Contractor and No Agency Relationship.  IIL shall be compensated as an independent contractor with no employee relationship or agency and principal relationship and shall thereby be responsible for all its own taxes, insurance, licenses and fees and expenses related to its business and this Agreement.

Governing Law.  This Agreement is being executed under and will be governed by the laws of the State of Nevada.

Term.  The term of this Agreement is six months commencing April 1, 2010.

IN WITNESS THEREOF, the Parties have executed this Agreement effective as of the date signed below.

For Indigo-Energy, Inc.

Steve Durdin, President	Date

Infinity Investments, LLC

Kristin Peterson, Member	Date

ConsAgr IIL